Exhibit 10(lxiii)

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

GAS SUPPLY ASSET ASSIGNMENT AND AGENCY AGREEMENT

            This GAS SUPPLY ASSET ASSIGNMENT AND AGENCY AGREEMENT (this "Agreement") is made and entered into as of the 7th day of April, 2004, by and between NUI Utilities, Inc., a New Jersey corporation having its principal place of business at One Elizabethtown Plaza, Union, New Jersey 07083 ("NUIU"), and Cinergy Marketing and Trading, LP, a Delaware limited partnership having its principal place of business at 1100 Louisiana, Suite 4900, Houston, Texas 77002 ("CMT").

            WHEREAS, subject to the terms and conditions contained herein, CMT agrees to accept, and NUIU agrees to grant, the assignment or, in the case of non-assignable agreements, the agency to control NUIU's supply assets including the rights and the obligations under NUIU's existing Gas supply arrangements during the Term; and

            WHEREAS, subject to the terms and conditions contained herein, CMT would be permitted to use NUIU's supply assets in furtherance of CMT's overall business strategies and transactions, including its obligations to NUIU under the Gas Supply Agreement; and

             WHEREAS, subject to the terms and conditions contained herein, NUIU also would be entitled to receive certain payments from CMT during the Term in consideration for CMT's right to utilize and derive the profits or losses with respect to the Supply Assets; and

            NOW, THEREFORE, in consideration of the mutual agreements, covenants, and conditions herein contained, NUIU and CMT agree as follows:

ARTICLE 1.  DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings; any term used herein that is defined in the Gas Supply Agreement shall have that definition incorporated herein:

            (a)        "Affiliate" means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.  The term "control" (including, with correlative meaning, the terms, "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            (b)        "Agreement" means this Gas Supply Asset Assignment and Agency Agreement, including all amendments, modifications or supplements thereto.

            (c)        The terms "assign," "assigned" and "assignment," when used in the context of a Gas transportation or storage arrangement, shall be deemed to include Capacity Releases.

            (d)        "Assigned Contracts" shall have the meaning assigned to such term in Section 2.1.

            (e)        [*]

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            (f)         "Btu" means the amount of energy required to raise the temperature of one pound of pure water one degree Fahrenheit from 59 degrees Fahrenheit to 60 degrees Fahrenheit .  The term "MMBtu" means one million Btus.

           (g)        "Business Day" shall mean any day on which Federal Reserve member banks in New York City are open for business, and shall begin at 8:00 a.m. E.S.T. and close at 5:00 p.m. E.S.T.

            (h)        "Capacity Release" (and to "Release Capacity") means the release of transportation or storage capacity pursuant to the terms and conditions of an effective FERC gas tariff of a Gas transporter as contemplated by 18 C.F.R. Part 284 or successor regulations, and "Released Capacity" shall refer to capacity that has been released pursuant to a Capacity Release.

            (i)    "Confidential Information" means trade secrets, patentable or non-patentable inventions and ideas, know-how, formulae, processes, designs, sketches, plans, drawings, specifications, reports, projections, plant and equipment expansion plans, lists of employees, customers and suppliers, monetizing techniques and strategies, commodity and derivatives hedging and trading strategies and techniques, financial statements and other financial data, pricing information, cost and expense information, product development, strategic and marketing plans and all other information, data and experience of any kind whatsoever, whether technical, marketing or financial, regarding the business, facilities and operations of NUIU and its Affiliates or of CMT and its Affiliates, as the case may be, whether oral, written or electronic.  "Confidential Information" also shall be deemed to include all notes, analyses, compilations, studies, interpretations and other documents or electronic recording, which reflect Confidential Information furnished pursuant to the terms of any Transaction Agreement, the Guaranty or any transaction contemplated hereby or thereby.  The term "Confidential Information" shall not include information which a recipient can demonstrate: (a) is or becomes generally available to the public other than as a result of disclosure by the recipient; (b) was within the recipient's possession prior to it being furnished by or on behalf of the other Party, provided that the source of such information was not known by the recipient to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the disclosing Party or any other Party with respect to such information; (c) becomes available to the recipient on a non-confidential basis from a source other than the disclosing Party or any of its Representatives, provided that such source is not known by the recipient to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the disclosing Party or any other Party with respect to such information; or (d) was independently developed by the recipient without reference to the Confidential Information, provided such independent development can reasonably be demonstrated by the recipient.  The term "recipient," as used in this Agreement, refers to the Person receiving any item of Confidential Information and the Affiliates of such Person.

            (j)         "Consequential Damages" shall have the meaning assigned to such term in Section 7.4.

            (k)        "Counterparty" means, as to any Supply contract, the party to such contract other than NUIU.

            (l)         "Daily Delivery Quantity" (or "DDQ") shall have the meaning given such term in the Gas Supply Agreement.

            (m)      "Day" means a period of 24 consecutive hours, beginning 10:00 a.m. E.T. on any calendar Day and ending at 10:00 a.m. E.T. on the following calendar Day.

            (n)        [*]

            (o)        "E.S.T." means Eastern Standard Time.

            (p)        "Effective Date" shall have the meaning assigned to such term in the introductory sentence of Article 4 of this Agreement.

            (q)        "Excluded Liabilities" means any liabilities or obligations that either: (a) arise under or are attributable to acts or omissions of NUIU or its Counterparty under any Gas Contract before or after the Term, (b) arise under or are attributable to acts or omissions of NUIU or its Counterparty under any Non-Assigned Contract during the term, unless such liability arises as the result of CMT's actions as NUIU's agent under such Non-Assigned Contract, or (c) arise as a result of any breach by NUIU of any Transaction Agreement.

            (r)        "FERC" means the Federal Energy Regulatory Commission, or any successor federal agency.

            (s)        "Gas" means methane and other gaseous hydrocarbons meeting the quality standards and specifications of NUIU's upstream pipeline suppliers.

            (t)         "Gas Contract" means any Gas Supply Contract, any Gas Storage Contract or any Gas Transportation Contract.

            (u)        "Gas Supply Agreement" means the Gas Supply Agreement, dated as of the date hereof, between NUIU and CMT, as amended or supplemented from time to time, incorporated herein by this reference and attached hereto as Exhibit C.

            (v)        "Gas Storage Contract" means any Gas storage contract entered into by NUIU to store Gas during the Term for NUIU.

            (w)       "Gas Supply Contract" means any Gas supply contract entered into by NUIU to supply Gas during the Term to NUIU.

            (x)        "Gas Transportation Contract" means any Gas transportation contract entered into by NUIU to transport Gas during the Term directly or indirectly to NUIU, along with any ancillary agreements such as operational balancing agreements, exchange, parking, hub service, gas supply, peaking or other agreements.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            (y)        "Governmental Authority" means any nation, state, sovereign or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation the NJBPU and FERC.

            (z)        "Grandfathered Transaction" mean the Gas purchase and sale transactions between NUIU and CogenTechnologies.

            (aa)      "Hedging Program" shall mean NUIU's Gas Procurement Strategy and Plan ("GPS&P") as filed with the New Jersey Board of Public Utilities, a copy of which shall be provided to CMT

            (bb)      "Independent Amount" shall mean Five Hundred Thousand Dollars ($500,000.00) per month in the Summer Season, and Two Million Dollars ($2,000,000.00) per month during the Winter Season.

            (cc)      "Initial Storage Inventory" shall mean, with respect to any Storage Asset, the quantity of Gas in such Storage Asset on April 1, 2004.

            (dd)      "Investment Grade" shall mean having a long term debt rating of "Baa3" or higher by Moody's Investment Service and "BBB-" or higher by Standard & Poor's.

           (ee)      "Liens" means any claims, liens, encumbrances, security interests, pledges, options, charges, restrictions and defects in title of any nature whatsoever, except for indentures, mortgages or similar security interests created in connection with NUIU's ordinary course bond issuances and similar indebtedness.

            (ff)        "Natural Gas Act" means the Natural Gas Act of 1938, as amended.

            (gg)      "Non-Assignable Contracts" shall have the meaning assigned to such term in Section 2.2.

            (hh)      "NJBPU Filings" means NUIU's submission or submissions to the NJBPU containing NUIU's request for authorization for NUIU to enter into the transactions contemplated in the Transaction Agreements, and for such other authorizations, waivers or determinations as NUIU in its sole discretion shall determine are necessary or appropriate for NUIU to perform under the Transaction Agreements.

            (ii)        "NJBPU" means the New Jersey Board of Public Utilities.

            (jj)        "NUIU" shall have the meaning set forth in the introductory sentence to this Agreement and includes NUIU's New Jersey, Florida and Maryland divisions.

            (kk)      "Operational Procedures" means the procedures agreed upon by the Parties for communications, notices, scheduling, forecasting and other activities pertaining to the arrangements contemplated by the Transaction Agreements.  The Parties agree to negotiate in good faith to reach agreement on the Operational Procedures.

            (ll)        "Parties" means, collectively, NUIU and CMT.

            (mm)   "Performance Assurance" shall mean an irrevocable stand-by letter of credit, guaranty, cash collateral, prepayment or other good and sufficient security of a continuing nature, satisfactory in a form determined by the requesting Party in its reasonable discretion.

            (nn)      "Person" means an individual, corporation, partnership, joint venture, limited liability company trust, university, unincorporated organization, or a government or any agency or political subdivision thereof.

            (oo)      "Representatives" shall have the meaning assigned to such term in Section 8.3.

            (pp)      "Resale Agreement" means the Base GISB Agreement between NUIU and CMT or any successor Gas purchase and sale agreement between the Parties.

            (qq)      "SEC" means the United States Securities and Exchange Commission or any successor federal agency that may regulate the issuance and sale of securities.

            (rr)       "Supply Assets" means, collectively, the Supply Contracts and the right of CMT to use Gas in storage in accordance with Section 2.5.

            (ss)      "Supply Contracts" means, collectively, the Assigned Contracts and the Non-Assignable Contracts.

            (tt)        "Taxes" means any or all ad valorem, property, occupation, severance, production, extraction, first use, conservation, BTU or energy, gathering, pipeline, utility, gross receipts, gas or oil revenue, gas or oil import, privilege, sales, use, consumption, excise, lease, transaction, and other or new taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, but otherwise excluding taxes based on net income or net worth.

            (uu)      "Term" shall have the meaning assigned to such term in Section 2.9.

            (vv)      "Transaction Agreement" means this Agreement, the Gas Supply Agreement and the Resale Agreement, as each may be amended or supplemented from time to time.

           (ww)    [*]

ARTICLE 2.  TERMS AND CONDITIONS

            2.1.      Assignment Of Certain Contracts.  Subject to the terms and conditions contained herein, NUIU agrees to assign to CMT, through Capacity Release or other means, effective for the Term, all of NUIU's right, title and interest in the following contracts (the "Assigned Contracts"), free and clear of all Liens:

                        (a)        each Gas Transportation Contract listed on Part 1 to Exhibit A hereto;

                        (b)        each Gas Storage Contract listed on Part II to Exhibit A hereto; and

                        (c)        each Gas Supply Contract listed on Part III to Exhibit A  hereto.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Each such assignment that is a Capacity Release shall be done at the maximum rate, as contemplated by 18 C.F.R. Part 284 or successor regulations.

            2.2.      Agency For Certain Contracts.  Subject to the terms and conditions contained herein, NUIU hereby appoints CMT, and CMT accepts NUIU's appointment, as NUIU's exclusive agent and attorney-in-fact for the Term under the following contracts (the "Non-Assignable Contracts"):

                        (a)        each Gas Supply Contract listed on Part IV to Exhibit A hereto;

                        (b)         each Gas Transportation Contract listed on Part V to Exhibit A  hereto; and

                        (c)        each Gas Storage Contract listed on Part VI to Exhibit A hereto.

            2.3.      NUIU's Capacity Release Obligation.  NUIU shall be entitled to recall Released Capacity in the manner, volume, and to the extent necessary for NUIU to satisfy its obligations imposed by any Governmental Authority to provide transportation capacity to third party suppliers serving customers on NUIU's system.  If such recall will result in a reduction in the transportation capacity available to CMT of more than 1,000 dekatherms per day, NUIU shall provide CMT with thirty (30) Days prior written notice before exercising any such recall right and the parties shall meet in good faith to determine whether the reduction in capacity available to CMT shall result in any modifications to this Agreement.  If the Parties have not reached mutual agreement as to the modification(s) resulting from a recall within thirty (30) days after the exercise of such a recall, the matter may be subject to arbitration under Article 9 of this Agreement.  Notwithstanding anything to the contrary in any capacity release transaction executed through the individual pipeline electronic bulletin board procedures, the Parties agree that NUIU's rights to recall capacity shall be limited to one of the following events occurring: (i) obligations to provide capacity to third parties as required by NUIU's tariff as approved by appropriate Governmental Authorities as identified above; (ii) the declaration by NUIU of an Early Termination Date pursuant to Sections 6.2; (iii) the expiration of the Term; or (iv) if CMT fails to perform as set forth in Section 5.01 of the Gas Supply Agreement (and in such circumstances such recall right shall be only for the amount of day(s) necessary for NUIU to serve its load using the released capacity, unless such CMT failure has resulted in the early termination of the Transaction Agreements under Article 6 hereof).

            2.4.      Assumption Of Liabilities.  Subject to the terms and conditions contained herein, CMT agrees to assume, pay, perform, satisfy and discharge all Assumed Liabilities, unless such liability was caused by CMT acting at the direction of NUIU.  CMT shall have no obligation related to the Excluded Liabilities nor shall it be obligated to pay, perform, satisfy, participate in any way in the resolution of, or discharge any Excluded Liabilities. As between the Parties to the Transaction Agreements, NUIU agrees to be fully responsible for all Excluded Liabilities.

            2.5.      Gas In Storage.  Subject to the terms and conditions contained herein and in the Gas Supply Agreement, CMT shall have the right, in its sole discretion, during the Term to have dispatch control with respect to all Gas in storage attributable to the Gas Storage Contracts.  NUIU hereby transfers title to the Initial Storage Inventory in the Part 284 Storage Assets to CMT to the extent that such gas is stored under a contract assigned to CMT under Section 2.1 of this Agreement.  As consideration for this transfer, CMT shall have an obligation to transfer to NUIU title to Gas in the Storage Assets in accordance with the terms of Sections 6.4 and 6.5 of the this Agreement at the expiration or termination of this Agreement.

            2.6.      [*]

            2.7.      Payment Of Certain Charges.  NUIU agrees to pay CMT for 100% of all demand and reservation charges CMT pays to Counterparties under the Supply Contracts.  NUIU shall be entitled, at its sole expense, to audit those applicable books and records of CMT to verify the accuracy of CMT's payment of such demand and reservation charges, at CMT's offices and at a time during reasonable business hours acceptable to both Parties.  CMT shall pay to NUIU all credits or refunds CMT receives from Counterparties attributable to (i) demand and reservation charges CMT or NUIU paid to Counterparties under the Supply Contracts, and (ii) commodity charges NUIU paid to Counterparties under the Supply Contracts (collectively, "Refunds").  In the event CMT has not forwarded or reflected any such credit or refund to NUIU in the very next billing cycle after receipt of such a Refund, CMT shall reimburse NUIU for interest accumulated on Refunds during the period between the date CMT should have returned such Refunds and the date CMT pays or credits such Refund to NUIU, and the interest rate thereon shall be equal to the percentage rate prescribed by the Federal Energy Regulatory Commission regulations from time to time applicable generally to customer refunds made by pipelines of credits received from suppliers.

            2.8.      NJBPU Authorizations.  NUIU shall submit the NJBPU Filings to the NJBPU by April 1, 2004.

            2.9.      Term.  The term of this Agreement (the "Term") shall commence on the Effective Date and shall end on March 31, 2005 unless earlier terminated as expressly provided in this Agreement.

ARTICLE 3.  AGREEMENTS

            3.1.      Preservation Of Supply Assets.  Except as set forth in Section 2.3, during the Term NUIU shall not sell, convey, transfer, assign or deliver any interest in any Supply Asset to any Person other than CMT unless NUIU has provided CMT prior written notification of such sale, conveyance, transfer, assignment or delivery and CMT has indicated to NUIU in writing that such action, in CMT's sole discretion, will have no effect on CMT's ability to obtain the full economic benefit of the Supply Assets.  NUIU shall not allow any of the NUIU Assets identified in Exhibit A to the Gas Supply Agreement to expire before or during the Term of this Agreement and shall take whatever actions are necessary to enter into, extend, renew or roll-over the term of any such NUIU Asset until at least through the end of the Term.  CMT shall take no action that prevents NUIU from receiving the full economic benefits of all of the Supply Assets after the end of the Term with no diminution in such assets occurring during the Term.  NUIU shall have the right to advise any Counterparty that NUIU's assignment to CMT or NUIU's appointment of CMT as NUIU's agent, as the case may be, is subject to termination as provided in Article 6 of this Agreement.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            3.2.      CMT's Rights And Obligations Under The Non-Assignable Contracts.  During the Term, CMT shall act as NUIU's exclusive agent for all purposes under the Non-Assignable Contracts and, in so acting, may exercise all of NUIU's rights under the Non-Assignable Contracts and receive the benefits thereof during the Term.  CMT shall be entitled to exercise its authority with respect to the Non-Assignable Contracts in a manner that would give CMT maximum flexibility and utilization under the Non-Assignable Contracts during the Term, provided that CMT shall in all respects comply with the terms and conditions of the Non-Assignable Contracts and perform all of the obligations of NUIU thereunder except for Excluded Liabilities.  CMT shall be entitled to cause NUIU to take such actions as may be required to enforce NUIU's rights under the Non-Assignable Contracts during the Term.  CMT shall defend and, if required to do so, pay any claims made under the Non-Assignable Contracts except to the extent such claims relate to Excluded Liabilities and except to the extent such claim was caused by an act or omission of NUIU, or by CMT as a result of CMT following the direction of NUIU.  If any claim relates to Excluded Liabilities, CMT shall have no obligation to defend or participate in any negotiation, arbitration or other proceeding for or on behalf of NUIU.  CMT may negotiate with any Counterparty to a Non-Assignable Contract any settlement of an Assumed Liability with such Counterparty, except that no such settlement shall be permitted without the consent of NUIU if it would have any effect after the end of the Term or on Excluded Liabilities and, in connection with such settlements, CMT shall receive the benefits thereof or make any payments on Assumed Liabilities.

            3.3.      NUIU's Rights And Obligations Under The Non-Assignable Contracts.  During the Term, NUIU shall exercise its rights under the Non-Assignable Contracts only as directed by CMT except with respect to Excluded Liabilities.  On or before the Effective Date, NUIU shall give written notice to the Counterparties under the Non-Assignable Contracts of NUIU's appointment of CMT as NUIU's exclusive agent under the Non-Assignable Contracts for the Term.  CMT shall not be NUIU's agent for billing and payment, and NUIU shall instruct the Counterparties under those Non-Assignable Contracts that, during the Term, they should send to NUIU all payments to which NUIU would be entitled, send all correspondence and the originals of all invoices to NUIU, but Counterparties should accept and act upon all communications and instructions given by CMT on behalf of NUIU relating to NUIU's rights and obligations and performance under the Non-Assignable Contracts, commencing as of the Effective Date.  To the extent NUIU learns that a Counterparty to a Non-Assignable contract has failed to comply with NUIU's direction to send copies of correspondence to CMT, promptly upon receipt thereof NUIU shall forward a copy of such correspondence to CMT.

            3.4.      Resales Under The Gas Supply Contracts.  CMT shall be entitled to require NUIU to sell to CMT, pursuant to a Resale Agreement, Gas that CMT acting as NUIU's agent causes NUIU to purchase.  Deliveries of Gas under such Resale Agreement shall be made at the same point at which such Gas was delivered to NUIU, or in any event at such other mutually agreeable delivery points at which CMT may lawfully obtain title and ownership of the Gas and to which points CMT, acting as NUIU's agent, would be able to deliver such Gas.  The price payable by CMT under such Resale Agreement shall be equal to the price payable by NUIU to which the resale relates and any costs incurred by NUIU to transport such Gas to the point at which NUIU sells such Gas to CMT under the Resale Agreement, together with all Taxes and charges that NUIU must pay or remit as a result of such sale and/or transportation.

            3.5.      Amendments And Waivers Of Supply Contracts.  CMT shall not amend, extend or cause the early termination of any Supply Contract that survives the Term without the prior written consent of NUIU.

            3.6.      New Contracts.  Except as set forth herein, NUIU shall not enter, nor commit to enter, into any new Gas Contract that will be effective during the Term to satisfy NUIU's Gas requirements without the prior written consent of CMT; provided, however, that (a) NUIU shall continue to diligently monitor its load patterns and forecasts during the Term and use reasonable efforts to bring to the attention of CMT future contract opportunities or other similar arrangements that could be entered into by NUIU and included within the Supply Assets, and (b) NUIU shall be permitted to (i) enter into, commit to enter into, or have in place any Gas supply, transportation or storage contract or any other commitments where the start date of such contract or other commitment would be after the end of the Term, and (ii) renew, or enter into new, Gas Contracts as deemed necessary by NUIU during the Term, provided that such contract renewals or new contracts shall not be included in the Supply Assets absent the mutual agreement of the Parties.  Notwithstanding the foregoing clauses (i) and (ii), NUIU shall not be permitted to utilize any such assets or contracts to reduce the amount of Gas it would otherwise purchase from CMT under the Gas Supply Agreement.  Further, notwithstanding the foregoing, NUIU shall execute additional gas supply arrangements for delivery at NUIU's City Gate on or before November 1, 2004, in such quantities as NUIU shall determine.  Third parties may supply such needs, provided, CMT shall have a right to match any offer that NUIU is prepared to accept to meet such supply needs.  If NUIU purchases these supply needs from a third party, CMT shall act as NUIU's agent under any supply contracts to provide these supply needs.

            3.7.      Cooperation.  CMT and NUIU shall fully cooperate in good faith and make commercially reasonable efforts to carry out the intent of the transactions contemplated in the Transaction Agreements, including actions necessary to properly administer and implement the terms of the Supply Contracts with the Counterparties thereto and in connection with any proceedings or litigation relating thereto.  The Parties anticipate that representatives of NUIU and CMT would meet periodically throughout the Term to review developments affecting the subject matter hereof, including, without limitation, changes in NUIU's actual or projected firm demand requirements and prospective regulatory changes that could affect the transactions contemplated in the Transaction Agreements.

            3.8       Implementing NUIU's Hedging Program.  CMT shall consult with and use commercially reasonable efforts to provide market intelligence and to assist NUIU with communications with its broker in implementing its Hedging Program.  Provided, however, CMT shall have no obligation, liability or responsibility whatsoever, including but not limited to any obligation to indemnify NUI, its Affiliates or any NUIU Representative, for or related to any transaction NUIU enters into or does not enter into as part of its Hedging Program unless otherwise agreed in a writing signed by both Parties.

ARTICLE 4.  CONDITIONS PRECEDENT

            Each of the Parties agrees to use commercially reasonable efforts to satisfy, on or before April1, 2004 (the "Effective Date"), each of the following conditions precedent insofar as it is applicable to such Party:

            4.1.      Representations And Warranties.  For each Party, each of the representations and warranties set forth in Article 5 of this Agreement for such Party shall be true, accurate and correct at the Effective Date with the same effect as though made at and as of such time.

            4.2.      Supply Assets. (a) NUIU shall have assigned/released all Assigned Contracts to CMT for the Term free and clear of all Liens and obtained all requisite consents to such assignments as contemplated in Section 2.1 hereof, and (b) for each Non-Assignable Contract, either (i) NUIU shall have appointed CMT as NUIU's exclusive agent under such contract for the Term as contemplated in 2.2 hereof free and clear of all Liens and obtained all requisite consents to such appointment, including, if such contract imposes a non-disclosure obligation on NUIU, a consent or waiver from the Counterparty permitting NUIU to disclose to CMT the commercial terms of such contract specifically for the purpose of CMT acting as NUIU's agent under such contract for the Term, or (ii) to the extent that after reasonable diligence NUIU is unable to satisfy the conditions set forth in clause (i) above, NUIU and CMT shall have agreed on an arrangement whereby NUIU exercises its rights and performs its obligations under such contract only as directed by CMT and CMT reimburses NUIU for all payments made by NUIU under such contract related to transactions that are not to serve NUIU's requirements.

            4.3.      NJBPU Filings.  NUIU shall have submitted the NJBPU Filings to the NJBPU.

            4.4.      No Proceedings Or Litigation.  Except for any proceeding arising out of or in connection with the NJPBU Filings, no action, suit or proceeding before any Governmental Authority shall have been commenced, and no investigation by any Governmental Authority shall have been commenced or threatened, against CMT, NUIU or any of either Party's respective officers or directors, seeking to restrain, prevent or change the transactions contemplated by any or all of the Transaction Agreements, or seeking damages in connection with such transactions.

            4.5.      Regulatory Authorizations.  Except for the authorizations and waivers sought by NUIU in connection with the NJBPU Filings, the Parties shall have received all governmental consents or approvals required or reasonably necessary to perform each Transaction Agreement (including, without limitation, compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if compliance is required), without material modification of such Transaction Agreement.

           4.6       Guaranty.  NUI and Cinergy Corp., CMT's parent, shall have executed a corporate guaranty agreement in a form and substance acceptable to NUIU and Cinergy Corp. and providing that Cinergy Corp. will guarantee CMT's obligations under all Transaction Agreements.

            4.7.      Failure Of Conditions Precedent.  Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable for such Party to satisfy the conditions precedent set forth in this Article 4 applicable to it.  Each Party shall provide the other Party with written notice promptly following the satisfaction of the conditions precedent applicable to such notifying Party, as described in this Article 4.  In the event a condition precedent set forth in this Article 4 has not been satisfied, or waived in writing by the Party entitled to rely on such condition precedent, on or prior to the Effective Date, then this Agreement may be terminated five (5) Business Days following written notice sent by one Party to the other, except that such termination shall not be effective if within such five (5) Business Day period such condition precedent is satisfied or waived by the other Party.

ARTICLE 5.  REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

            5.1.      NUIU.  NUIU represents and warrants as follows:

                        (a)        NUIU is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

                        (b)        NUIU has all requisite corporate power and authority to own its respective properties and assets and to carry on its respective businesses as currently conducted and as proposed to be conducted during the Term.  NUIU has all requisite corporate power and authority to execute, deliver and (provided the NJBPU has not disapproved such agreement) perform its obligations under each Transaction Agreement to which it is a party.

                        (c)        Each Transaction Agreement to which NUIU is a Party has been duly authorized, executed and delivered by NUIU, the Transaction Agreements collectively constitute a single, integrated agreement, and each constitutes a legal, valid and binding obligation of NUIU enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws from time to time in effect relating to creditors' rights generally and to general equity principles.

                        (d)        CMT has received true and correct copies of each of the Supply Contracts (including all exhibits and schedules constituting part thereof) and all amendments thereto, waivers relating thereto and other agreements affecting the terms thereof during the Term.  Except as set forth on Exhibit A, each of the Supply Contracts is in full force and effect and is valid, binding and enforceable in accordance with its terms with no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and no notice of default or no notice of intention to terminate any Supply Contract has been provided.

                        (e)        Assuming that the NJBPU does not disapprove this Agreement, the execution, delivery and performance by NUIU of each Transaction Agreement to which it is a party, and all other Agreements and instruments to be executed and delivered by NUIU pursuant hereto or thereto or in connection herewith or therewith, and compliance with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to NUIU or any of its properties or assets, (ii) conflict with or result in a breach or violation of or constitute a default under any provision of the charter documents, by-laws or other comparable documents of NUIU or (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, contract, agreement or loan or credit agreement to which NUIU is a party or by which NUIU or any of its properties or assets may be bound or affected.

                        (f)         To the best of NUIU's knowledge, none of the information supplied by NUIU to CMT, including information and data provided in NUIU's Request for Proposal process, as updated, contains any untrue statement of a material fact or omits to state any material fact which is required to be stated therein or which is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        (g)        With the exception of proceedings before the NJBPU, there is no action or proceeding pending or, to the knowledge of NUIU, contemplated or threatened against or affecting NUIU or its properties or assets before or by any Governmental Authority, which relates to or challenges the legality, validity or enforceability of any Transaction Agreement or the ability or obligation of NUIU to perform fully on a timely basis any obligation which it has or shall have under any Transaction Agreement to which it is a Party.

                        (h)        With the exception of a filing with the NJBPU, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by NUIU of each Transaction Agreement to which it is a Party.  No Transaction Agreement is a material contract (within the meaning of Regulation S-K promulgated by the SEC) and is not required to be filed by NUIU as an exhibit to any registration statement, schedule or report filed or required to be filed with the SEC or by NUIU or any of its Affiliates with any other Governmental Authority.

            5.2.      CMT.  CMT represents and warrants as follows:

                        (a)        CMT is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

                        (b)        CMT has all requisite corporate power and authority to own its respective properties and assets and to carry on its respective businesses as currently conducted and as proposed to be conducted as of the date of this Agreement.  CMT has all requisite corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is a party.

                        (c)        Each Transaction Agreement to which CMT is a party has been duly authorized, executed and delivered by CMT, the Transaction Agreements collectively constitute a single, integrated agreement, and each constitutes a legal, valid and binding obligation of CMT enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws from time to time in effect relating to creditor's rights generally and to general equity principles.

                        (d)        The execution, delivery and performance by CMT of each Transaction Agreement to which it is a party, and all other Agreements and instruments to be executed and delivered by CMT pursuant hereto or thereto or in connection herewith or therewith, and compliance with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any law, statute, rule or regulation, order, writ, judgment, injunction, decree, governmental permit, determination or award having applicability to CMT or any of its properties or assets, (ii) conflict with or result in a breach or violation of or constitute a default under any provision of the charter documents, by-laws or other comparable documents of CMT or (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, license, contract, agreement or loan or credit agreement to which CMT is a party or by which CMT or any of its properties or assets may be bound or affected.

                        (e)        There is no action or proceeding pending or, to the knowledge of CMT, contemplated or threatened against or affecting CMT or its properties or assets before or by any Governmental Authority, which relates to or challenges the legality, validity or enforceability of any Transaction Agreement or the ability or obligation of CMT to perform fully on a timely basis any obligation which it has or shall have under any Transaction Agreement to which it is a Party.

                        (f)         No authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by CMT of each Transaction Agreement to which it is a Party.  No Transaction Agreement is a material contract (within the meaning of Regulation S-K promulgated by the SEC) and is not required to be filed by CMT as an exhibit to any registration statement, schedule or report filed or required to be filed with the SEC or by CMT or any of its Affiliates with any other Governmental Authority.

                        (g)        To the best of CMT's knowledge, none of the information supplied by CMT to NUIU as part of its response to NUIU's Request for Proposal contains any untrue statement of a material fact or omits to state any material fact which is required to be stated therein or which is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 6.  EVENTS OF DEFAULT AND EARLY TERMINATION OF AGREEMENT

            6.1.      Early Termination.  The following events, which shall be characterized as events of default, or events of early termination shall be grounds for a Party (the "Terminating Party") to terminate all of the Transaction Agreements.  Notwithstanding any provision of this Agreement or the Gas Supply Agreement to the contrary, a termination of any Transaction Agreement will terminate all, and no less than all, Transaction Agreements between CMT and NUIU:

                        (a)        If the other Party fails to make payment (other than a pre-payment) of any amounts due under any provision of any Transaction Agreement, which failure continues for a period five (5) Days after receipt of written notice of such non-payment.

                        (b)        If any representation or warranty made by the other Party under any Transaction Agreement shall prove to have been false or misleading in any material respect when made or deemed to be repeated.

                        (c)        If CMT, unless excused by reason of Force Majeure, fails on any Day (the "Default Day") to comply with its obligation under the Gas Supply Agreement to schedule for delivery to NUIU the DDQ on such Day as defined in the Gas Supply Agreement and NUIU is unable to find other means of covering such DDQ on such Default Day as contemplated in Section 5.01 under the Gas Supply Agreement and such failure by CMT causes NUIU to curtail sales to some or all of its firm customers.

                        (d)        If the other Party fails to comply substantially with any material provision of any Transaction Agreement, which failure continues for a period of five (5) Days after written notice of such non-compliance.

                        (e)        If the other Party shall: (i) make an assignment or any general arrangement for the benefit of creditors, (ii) file a petition or otherwise commence, authorize or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors, or have such petition filed against it, or (iii) be unable to pay its debts as they fall due.

                        (f)         If the NJBPU acts in a manner concerning any Transaction Agreement which NUIU determines, in its sole judgment, to be either unfavorable or which has the effect of prohibiting or rescinding the transfer of Supply Assets to CMT, or if the NJBPU's action requires a modification of any of the Transaction Agreements that is not agreeable to both Parties.

                        (g)        For either Party, if existing federal, state and local regulatory rules, regulations and policies that serve as the basis for the transactions described in the Transaction Agreements and that are generally applicable to similarly situated parties (including the FERC's current use of a straight fixed variable rate design for pipeline rates and its Capacity Release program) shall be eliminated or otherwise modified in any manner that would be reasonably likely to have a material adverse effect on such Party or the benefits it anticipates deriving from the transactions described in the Transaction Agreements.

                        (h)        For either Party, if: (i) a court or governmental agency with jurisdiction (including without limitation the NJBPU) reverses, withdraws or otherwise modifies, with a result unacceptable to such Party in its sole discretion, any NJBPU order, ruling, opinion or other determination believed to be necessary to proceeding with the transactions contemplated under the Transaction Agreements, (ii) such change causes the impacted Party to incur any material capital or operating cost, or loss of opportunity, related to the provision or receipt of services contemplated herein, and (iii) the Parties are unable, after good faith negotiations, to renegotiate the Agreement to comply with such reversal, withdrawal or modification and maintain the same level of service or benefit.

                        (i)         For CMT, if a court or governmental agency with jurisdiction determines that CMT is subject to the jurisdiction of the NJBPU during the Term as a result of the execution, delivery or performance of any Transaction Agreement.

                        (j)         For NUIU, if there is a Change of Control of NUIU or its parent company, NUI Corporation, in which case NUIU may terminate this Agreement prior to the expiration of the term by giving CMT thirty (30) days advance written notice.  Any such termination shall be effective the first day of the next month after the 30 day period has transpired.  For purposes of this Agreement, a "Change in Control" shall mean the closing of any merger, reorganization, share exchange, consolidation, business combination, recaptialization, or similar transaction involving NUIU or NUI Corporation or any purchase or sale of 50% or more of the consolidated assets of NUI Corporation and its subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities representing 50% or more of its total voting power of NUIU or NUI Corporation.

                        (k)        If either Party fails to provide any Performance Assurance to be provided to the other Party within three (3) Business Days of a written request.

            6.2       Early Termination and Remedies.

                        (a)        In the event one of the events described in Section 6.1 has occurred and is continuing, the Terminating Party may, at its sole election, immediately withhold and/or suspend deliveries or payments upon written notice to the other Party (the "Terminated Party") and or terminate and liquidate all, and no less than all, of the Transaction Agreements.  If an event giving rise to a right of termination has occurred and is continuing, the Terminating Party shall have the right to designate a day, by giving written notice of the day (the "Early Termination Date") and the reasons therefore to the Terminated Party, which Early Termination Date shall be effective no earlier than the second (2nd) day after such notice is given (or four (4) hours in the case of a default under Section 6.1(c)) and no later than twenty (20) days following the receipt of said notice.

                        (b)        [*]

                        (c)        [*]

                        (d)        Each Party shall use every reasonable effort to mitigate any damages resulting from a breach and/or termination of the Transaction Agreements.

                        (e)        [*]

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                         (f)         [*]

                        (g)        If CMT elects to terminate the Transaction Agreements for the reasons set forth in Section 6.1(f), (g), (h) or (i), then NUIU's obligations shall be those set forth in Section 6.2(e).  Once all such payments are made, and all capacity is reassigned to NUIU and all unutilized prepayment amounts are refunded to NUIU, each Party shall be relieved of all obligations and liabilities under the Transaction Agreements, except for other costs, refunds or credits due from any Service Provider that accrued before the Early Termination Date that have not yet been reconciled between the Parties.

            6.3.      [*]

           6.4       Summer Season.  If this Agreement terminates during a Summer Season or on the last day of a Summer Season, and on the termination date the Storage Assets contain a quantity of Gas less than the sum of the SDREQs for all Delivery Days in the Summer Season prior to the date of termination plus the Initial Storage Inventory for such assets ("Deficiency Quantity"), then CMT shall either, in its sole discretion, (i) have thirty (30) days following the termination date to deliver to NUIU's Storage Assets a quantity of Gas equal to the Deficiency Quantity, or (ii) pay NUIU, at a market price determined by NUIU, an amount per dekatherm for the Deficiency Quantity.  If on the termination date the Storage Assets contain a quantity of Gas greater than the sum of the SDREQs for all Delivery Days in the Summer Season prior to the date of termination, plus the Initial Storage Inventory ("Excess Quantity"), then CMT shall either: (a) sell and NUIU shall purchase the Excess Quantity at a market price mutually agreed to by NUIU and CMT, or (b) CMT shall transfer such Excess Quantity to a storage contract held in CMT's name.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            6.5       Winter Season.  If this Agreement terminates (a) during a Winter Season up to and including March 31, 2005 and on the termination date there remains a quantity of Gas within the Storage Assets that is less than the difference between quantity of gas deemed to have been injected into storage under this Agreement plus the Initial Storage Inventory, and the quantity of storage gas deemed to have been withdrawn during the Winter Period through the termination date ("Storage Quantity Deficiency"), notwithstanding anything to the contrary contained in this Agreement, NUIU agrees to either, at CMT's option, (i) (except in an early termination under Section 6.1(c) where this option (i) shall not be available), release to CMT in accordance with the terms of the Transaction Agreements, a quantity of capacity within the Storage Assets equal to the Storage Quantity Deficiency and CMT shall, have thirty (30) days following the termination date to deliver to NUIU's Storage Assets a quantity of Gas equal to the  Storage Deficiency Quantity and NUIU shall reimburse CMT for the costs associated with the released NUIU Assets, or (ii) CMT shall pay NUIU, at a market price determined by NUIU, an amount per dekatherm for the Storage Quantity Deficiency  or (b) during a Winter Season up to and including March 31, 2005 and on the termination date there remains a quantity of Gas within the Storage Assets that is greater than the difference between the quantity of gas deemed to have been injected into storage under this Agreement plus the Initial Storage Inventory, and the quantity of storage deemed to have been withdrawn during the Winter Period through the termination date ("Storage Excess Quantity") CMT shall, at CMT's sole discretion, either (x) sell and NUIU shall purchase the Storage Excess Quantity at a market price mutually agreed to by NUIU and CMT , or (y) transfer the Storage Excess Quantity to a storage contract held by CMT.

            6.6       The obligations of the Parties under Sections 6.1, 6.4 and 6.5 shall survive termination of this Agreement.

            6.7       Notwithstanding anything to the contrary in this Article 6, either Party shall have the right to settle its remaining obligations by cash payment, as reasonably agreed to by the other Party.

            6.8       Set-Off.  Upon the occurrence of the declaration of an Early Termination Date under Section 6.2 in respect of a party under any Transaction Agreement or any other agreement between the parties concerning the matters which are the subject of this Agreement (including, but not limited to, the agreements set forth in the Exhibits hereto), the Terminating Party may, without prior notice, setoff (including by setoff, offset, combination of accounts, retention, or withholding across or within each or all of the foregoing agreements) any sum, amount or other obligation (whether physically or financially settled, matured or unmatured) owed by the Terminating Party to the Terminated Party against any sum, amount or obligation (whether physically or financially settled, matured or unmatured) owed by the Terminated Party to the Terminating Party.

            6.9      Audit.  Either Party shall be entitled, at its sole expense, to audit those applicable books and records of the other Party to verify the accuracy of any unwinding cost calculation or any other calculations under the Transaction Agreements or the other Party's controls and procedures that may be relevant to the activities under the Transaction Agreements, at such other Party's offices and at a time during reasonable business hours acceptable to both Parties.  In the alternative, if CMT engages a third party to perform a SAS 70 review of its gas pas control, procurement and management operations, NUI shall be entitled to a copy of such final report at no cost.

ARTICLE 7.  INDEMNIFICATION

            7.1.      Indemnification Obligations Of NUIU.  Subject to Section 7.3, NUIU shall indemnify and hold harmless CMT and its Affiliates and each of their respective Representatives from and against any claim, liability, loss, cost, damage, penalty or expense (including, without limitation, reasonable attorneys' fees, charges and disbursements) made against such indemnified party by third parties or Governmental Authority on account of (a) claims of title to Gas, deaths, personal injury, or property damage arising out of, or resulting from or in any way related to the Gas purchased and sold under the Gas Supply Agreement that attach after title to such Gas passes to NUIU, (b) any Excluded Liability, or (c) CMT acting as a party to the Grandfathered Transaction.

            7.2.      Indemnification Obligations Of CMT.  Subject to Section 7.3, CMT shall indemnify and hold harmless NUIU and its Affiliates and each of their respective Representatives from and against any claim, liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees, charges and disbursements) made against such indemnified party by third parties on account of (a) claims of title to Gas, deaths, personal injury or property damage arising out of, resulting from or in any way related to the Gas purchased and sold under the Gas Supply Agreement that attach before title to such Gas passes to NUIU, or (b) any Assumed Liability.

            7.3.      Third Party Claims.  With respect to claims made by third parties, the indemnifying party shall have the right to assume the defense of any such claim or action with counsel designated by the indemnifying party and reasonably satisfactory to the indemnified party.  No indemnified party shall settle any claim or action with respect to which it has sought or intends to seek indemnification pursuant to this Article 7 without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

            7.4.      [*]

            7.5.      Taxes.  NUIU shall indemnify, defend and hold CMT harmless from any liability for ad-valorem, value-added or similar Taxes incurred by CMT related to the volume of gas inventory in storage accounts for purposes of serving NUIU.  Provided, however, NUIU shall have no liability for any ad-valorem or similar tax associated with any portion of additional storage gas inventory held by CMT for its own proprietary use outside of any obligation to serve NUIU, including all amounts injected into Production Area Storage Assets after April 1, 2004.  Each Party will bear all taxes based upon its net worth, corporate existence or general right to transact business.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            7.6.      Survival.  The provisions of this Article 7 shall survive the termination of this Agreement for a term of three (3) years.

ARTICLE 8.  CONFIDENTIALITY

            8.1.      Confidentiality.  Except as provided in Section 8.2, each Party agrees that, during the Term, it will hold in strict confidence and will not without the prior written consent of the other Party disclose to any Person (a) any Confidential Information with respect to the other party (and its Affiliates) or (b) the terms and conditions and other information contained in any Transaction Agreement and in the Guaranty.

            8.2.      Actions Prior To Disclosure.  In the event either Party determines that it is required by applicable law, rule, regulation or order of any Governmental Authority to disclose, file or otherwise make public the terms of any Transaction Agreement, the Guaranty or any Confidential Information, it shall, prior to making any such disclosure, (a) notify the other Party of its determination that such disclosure is required and the basis for such determination, and  submit, after consultation with the other Party, an application for confidential treatment (or similar confidentiality request) and shall use reasonable efforts to obtain an order of such Governmental Authority granting the broadest confidential treatment that may be obtained with respect to such Transaction Agreement, the Guaranty or such other confidential Information (as the case may be).  The Parties acknowledge and agree that NUIU must file some or all of the Transaction Agreements with the NJBPU as part of the NJBPU Filings.  As part of such filing, NUIU intends to request that the NJBPU grant confidentiality protection to portions of such agreements and associated descriptions thereof, however, NUIU cannot guaranty that the NJBPU will grant such protection.  If the NJBPU does not grant such protection, NUIU in its sole discretion shall decide in what manner and to what extent, if at all, it shall appeal any such NJBPU determination.  NUIU shall not be responsible for damage or harm suffered by CMT resulting from any such NJBPU determination or from any NUIU decision as to whether to appeal such a determination or the manner or extent of doing so.

            8.3.      Non-Disclosure By Representatives.  Notwithstanding the foregoing, each Party may disclose Confidential Information to officers, directors, employees and outside representatives of such Party or its Affiliates (collectively, "Representatives"); provided, that each Representative who receives any such information shall be informed of the confidential nature of such information and shall be directed to treat such Confidential Information in accordance with the terms of this Article 8.  NUIU and CMT shall be responsible for any breach of this Article 8 by any of their Representatives and each agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of Confidential Information.

            8.4.      Injunctive Relief.  The Parties agree that in the event of any breach by either Party or its respective Representatives of any of the provisions of this Article 8, money damages would be inadequate and that the non-breaching Party would have no adequate remedy at law.  Accordingly, notwithstanding anything to the contrary contained in this Agreement, the Parties agree that they shall have the right, in addition to any rights to seek damages, to pursue an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violation (whether anticipatory, continuing or future) of the provisions of this Article 8.

ARTICLE 9.  DISPUTE RESOLUTION

            9.1       Any controversy or claim arising out of relating to this Agreement or any Transaction Agreement or the breach thereof that cannot be settled informally by the Parties shall be settled by binding arbitration by three (3) arbitrators in accordance with the American Arbitration Commercial Arbitration rules.  Any arbitrator shall: (i) not have been previously employed by either party, (ii) be qualified by education or experience to decide the matters relating to the dispute, and (iii) not have a direct or indirect interest in either party or the subject matter of the arbitration.  The location for such arbitration processing shall be New York, New York.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Each party shall divide equally the cost of the arbitrators and the hearing, and each party shall be responsible for its own expenses and those of its counsel and representatives.  Any offer made or the details of any negotiation regarding the dispute prior to arbitration and the costs to the parties of their representatives and counsel shall not be admissible.  Any monetary award shall accrue interest from the date of the breach to the date of any judgment entered on the award at the prime commercial rate charged on the date of the breach by Citibank, N.S., New York, New York, plus two percent (2%) or at the maximum legal rate, whichever is less.  This arbitration provision shall survive the termination of this Agreement.

ARTICLE 10.  FINANCIAL INFORMATION AND PERFORMANCE ASSURANCE

            10.1     Financial Information and Performance Assurance.  Prior to the commencement of deliveries of Gas to NUIU hereunder, and from time to time thereafter upon request from either Party, each Party shall provide the other with such credit information as may reasonably be required to determine creditworthiness. The Parties acknowledge that each shall be obligated to provide the Performance Assurance identified in this Article 10 throughout the Term of the Transaction Agreements as the assurance of performance of each Party.  Provided, however, if Cinergy Corp.'s unsecured, senior long-term debt rating has declined to below Investment Grade during the Term of this Agreement, NUIU shall have the right to request in writing, Performance Assurance from CMT other than the corporate guaranty provided pursuant to 10.3 below, and upon such request CMT and NUIU shall enter into good faith negotiations to mutually agree on the restructuring of the Performance Assurance obligations set forth in 10.2 and 10.3 below, provided that nothing herein shall prevent either Party from exercising its rights under Article 6 of this Agreement if it does not receive Performance Assurance satisfactory to it, in its reasonable discretion.

            10.2     NUIU Performance Assurance.  The obligations of NUIU under the Transaction Agreements shall be secured in accordance with a pre-payment obligation set forth below, unless NUIU's credit rating improves to Investment Grade, at which time the parties shall negotiate other mutually agreeable terms based on such improved creditworthiness status of NUIU which terms shall be no more onerous than those extended by CMT to other Investment Grade entities having similar creditworthiness standing.

                        (a)      [*]

                        (b)      [*]

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        (c)        [*]

            10.3     CMT Performance Assurance.  NUI and Cinergy Corp., CMT's parent, shall execute a corporate guaranty agreement in a form and substance acceptable to NUIU and Cinergy Corp. and providing that Cinergy Corp. will guarantee CMT's obligations under all Transaction Agreements.

ARTICLE 11.  BILLING AND PAYMENT

           11.1     Billing and Payment.  Unless otherwise provided for herein, not later than the fifteenth (15th) day of each month, CMT shall provide NUIU an invoice (which may be transmitted by electronic facsimile with the original sent by United States Mail), setting forth the following information for the immediately preceding Delivery Month under this Agreement or any other Transaction Agreement:

                        (a)        the applicable Commodity Charges;

                        (b)       the applicable Demand Charges; and

                        (c)        any other charges, credits, or adjustments due pursuant to the terms of this Agreement (including credits for any prepayments made).

                        If the quantities for any Delivery Month are not made available to CMT by the applicable Service Provider(s) by the fifteenth (15th) day of the month following the Delivery Month, then CMT may invoice based on the quantities nominated and confirmed for transportation, subject to appropriate adjustments to actual quantities when available.  NUIU shall make payment by wire transfer within ten (10) Business Days after receipt of CMT's invoice or by the first (1st) Business Day falling on or after the twenty-fifth (25th) day of the month following the Delivery Month, whichever is later.

            11.2     Billing Disputes.  If a dispute arises as to the amount payable in any invoice rendered under this Agreement, other than under a prepay invoice which may not be disputed, the Party receiving the invoice shall nevertheless pay the amount not in dispute under such invoice by the payment due date.  Such payment shall not be deemed to be a waiver of the right by the Party making payment to recoup any overpayment, nor shall acceptance of any payment be deemed to be a waiver by the invoicing Party of any underpayment.  If the Party making payment fails to forward the entire undisputed amount due to the invoicing Party by the payment due date, interest on the unpaid portion shall accrue at a rate equal to two percent (2%) above the then-current prime rate charged by Citibank, N.A. or the maximum lawful rate, whichever is the lesser, compounded daily from the date such payment is due until the same is paid.

            11.3     Notice of Dispute.  If either Party withholds payment of any disputed amount as authorized herein, such Party shall, within fifteen (15) days after the due date for the disputed amount, submit to the other Party a written explanation of the dispute and any available supporting documentation.  The Parties shall then cooperate in good faith to resolve such dispute as expeditiously as possible, and the portion, if any, of such disputed amount eventually determined to be due shall bear interest at the rate stated in Section 2.12 of this Agreement, from the original due date until the date actually paid.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 12.  FORCE MAJEURE

            Neither Party shall be liable for damages to the other for any act or omission caused by an event constituting Force Majeure and the obligations of the affected Party, other than the obligation to make payments due under this Agreement, shall be excused during the period thereof and to the extent affected by such event of Force Majeure, the Party claiming Force Majeure gives notice and full particulars of such event in writing to the other party as soon as possible after the occurrence of the event relied on.  The term "Force Majeure" as employed herein means acts of God, strikes, lockouts, or other industrial disturbances, acts of public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, hurricanes or storms, hurricane or storm warnings which require the precautionary shut-down or evacuation of production facilities, earthquakes, fires, floods, washouts, arrest and restraints of governments and people, civil disturbances, explosions, breakage or accidents to machinery, equipment, or lines of pipe, freezing of lines of pipe, Force Majeure events of a Service Provider under its applicable tariff, curtailment by Service Provider of firm storage or transportation, line breakage or other Force Majeure events, and any other cause beyond the reasonable control of the Party affected, or which the Party affected could not have avoided or overcome by exercise of due diligence, which renders that Party unable to carry out its obligations pursuant to the terms of this Agreement.  The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above requirement that any Force Majeure event by remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of an opposing party when such course is inadvisable in the discretion of the Party having the difficulty.  Force Majeure shall not, without more, include a failure to obtain a sufficient quantity of gas supply, nor shall Force Majeure include (i) economic hardship (to include, without limitation, CMT's ability to sell Gas at a higher or more advantageous price that the Price hereunder or NUIU's ability to purchase Gas at a lower or more advantageous price that the Price hereunder) (ii) a regulatory agency disallowing in whole or in part, the pass through of costs resulting from this Agreement, or (iii) the loss of NUIU's market or NUIU's inability to use or resell Gas purchased hereunder.

ARTICLE 13.  MISCELLANEOUS

            13.1.    Entire Agreement; Modifications In Writing.  The Transaction Agreements, together with all exhibits and schedules attached hereto and thereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.  Except as specifically provided in a Transaction Agreement, no amendment, waiver, consent, modification or termination of any provision of such Transaction Agreement shall be effective unless signed by NUIU and CMT.

            13.2.    Binding Effect; Assignment.  The rights and obligations hereunder of either Party may not be assigned or delegated to any Person without the prior written consent of the other Party; provided that CMT shall be permitted to assign its rights with respect to any Supply Asset.  Except as expressly provided herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person or third party other than the Parties, and their respective successors and any permitted assigns.  This Agreement shall be binding upon NUIU and CMT, and their respective successors and permitted assigns.  No assignment of this Contract will relieve the assigning party from principal liability hereunder unless the continuing party shall provide such a release to the assignor in writing.

            13.3.    Communications.  All communications required or permitted under the terms of any Transaction Agreement shall be in writing, and shall be given by registered or certified mail, return receipt requested, telex, facsimile (fax), air courier guaranteeing overnight delivery or personal delivery, to the addresses set forth below.  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four (4) days after being sent by certified mail, return receipt requested, if mailed; if sent by telecopy (fax), when the delivering Party receives its facsimile machine's confirmation of successful transmission; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Any facsimile or other notice received on other than a Business Day or after five p.m. on a Business Day shall be deemed received at the start of the next Business Day.

NOTICES

TO CMT:                                                                    TO NUIU:

 Cinergy Marketing & Trading, LP                                 NUI Utilities, Inc.
1100 Louisiana, Suite 4900                                           One Elizabethtown Plaza
Houston, TX 77002                                                      Union, New Jersey  07087
Attention:  Chris M. Fischer                                           Attention:  Nancy J. Sobelson
(713) 393-6846                                                            908-289-5000 Ext. 5422
(713) 890-3137 F                                                         908-289-0978 F

OPERATIONAL MATTERS

 TO CMT:                                                                  TO NUIU:

Cinergy Marketing & Trading, LP                                NUI Utilities, Inc.
1100 Louisiana, Suite 4900                                          One Elizabethtown Plaza
Houston, TX 77002                                                     Union, New Jersey 07087
Attention:  Greg Trefz                                                   Attention: Len Willey
(713) 393-6962                                                           908-289-5000 Ext. 5960
(713) 890-3134 F                                                        908-820-3623 F

PAYMENTS

TO CMT:                                                                   TO NUIU:

Bank One, NA                                                           NUI Utilities, Inc.
One First National Plaza                                             One Elizabethtown Plaza
Chicago, IL 60670                                                     Union, New Jersey 07087
Re - Cinergy Marketing & Trading, LP                       Attention: Noreen Navarro
ABA # 071 000 013                                                  908-289-5000
Account # 55-59340

Cinergy Accounting Contact:

(713) 890-3118

            13.4.    Expenses.  Each Party shall pay its own expenses incident to negotiation, execution and delivery of the Transaction Agreements.  The provisions of this Section 10.4 shall remain operative and in full force and effect regardless of any termination of any Transaction Agreement.

            13.5.    Execution of Counterparts.  Each of the Transaction Agreements may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

            13.6.    GOVERNING LAW.  EACH TRANSACTION AGREEMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF SUCH AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  VENUE FOR ANY ACTION ARISING OUT OF THIS AGREEMENT SHALL BE THE SUPREME COURT LOCATED IN NEW YORK COUNTY OR THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

           13.7.    Severability of Provisions.  The invalidity of one or more provisions or sections contained in any Transaction Agreement shall not affect the validity of the remaining portions of the Transaction Agreements so long as for both Parties the material purposes of the Transaction Agreements taken as a whole can be determined and effectuated.  In the event that any or all of any Transaction Agreement is held to be invalid or unenforceable, the Parties agree to negotiate in good faith to reach an equitable agreement on such portion that is void or unenforceable.  If any indemnity or hold harmless obligation (or portions thereof) in any Transaction Agreement is for any reason held to be invalid or unenforceable in any respect, and if the Parties fail to agree on a replacement provision, then such obligation shall be construed to apply to the fullest extent permitted by law but in no event beyond the scope and limits of those original indemnity and hold harmless obligations determined to be invalid or unenforceable.

            13.8.    Headings.  The section headings and the table of contents, if any, used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            13.9.    No Partnership Created.  The rights, liabilities, responsibilities and remedies of the Parties with respect to the subject matter of the Transaction Agreements shall be exclusively those expressly set forth in the Transaction Agreements.  Neither Party is, or will represent itself as being, a partner of, or CMT (except as expressly provided in the Transaction Agreements) or fiduciary for, the other Party with respect to the Supply Assets or otherwise.

            13.10.  No Implied Warranties.  Each Party hereby disclaims, and the other Party hereby waives, any implied representations, covenants, warranties and agreements, except those expressly set forth in a Transaction Agreement.

            13.11.  Cost Responsibility.  Except to the extent this Agreement provides expressly to the contrary, each Party shall pay all costs in connection with the performance of its obligations under or as set forth in this Agreement.

            13.12   Further Assurances.  NUIU and CMT agree to execute whatever documents may be necessary to give effect to the transactions contemplated herein, including but not limited to the transfer of title to such gas in storage to CMT effective as of the Effective Date.

IN WITNESS WHEREOF, the Parties have entered into this Agreement, effective as of the date first above written.

                                                                                    NUI UTILITIES, INC.

                                                                                    By: /S/  VICTOR A. FORTKIEWICZ
                                                                                    Name:  Victor A. Fortkiewicz
                                                                                    Title:    President

                                                                                    CINERGY MARKETING & TRADING, LP

                                                                                    By: /S/   BRUCE A. SUKALY
                                                                                    Name:   Bruce A. Sukaly
                                                                                    Title:      Chief Commercial Officer
                                                                                                  Natural Gas

EXHIBIT A

ASSIGNED AND AGENCY CONTRACTS SCHEDULE

EXHIBIT A

Assigned and Agency Contracts Schedule

NUI UTILITIES Inc.
Elizabethtown Gas Company

Supply and Capacity Assets

				Deliverability
	Contract	Tariff	Assigned (284) or Agency (7c)	Daily	Seasonal	Annual
CONTRACT PARTY	Number	Rate	Status	(Dth)	(Dth)	(Dth)

FIRM TRANSPORT

Transco (Leidy line)	1011998	FT	284	15,615		5,699,475
				9,948	(a)	3,631,020
				5,522	(a)	517,500

Transco (Leidy line)	1011995	FT	284	15,000		5,475,000
Transco (Leidy line)	1011997	FT	284	17,595		6,422,175
Transco (Leidy line)	1000656	X-270	7c	1,090		397,850
Transco (Leidy line)	1000995	X-276	7c	10,000		3,650,000
Transco	1003686	FT	284	13,218		4,824,570
Transco	1003686	FT	284	19,439		7,095,235
Transco	1003686	FT	284	14,774		5,392,510
Transco	1003686	FT	284	30,324		11,068,260
Transco*	1003960	FT	284	2,940		1,073,100
Transco	1005014	FT	284	334	30,060
Transco	1005014	FT	284	492	44,280
Transco	1005014	FT	284	374	33,660
Transco	1005014	FT	284	767	69,030
Transco	1002230	FT	284	308		112,420
Transco	1002230	FT	284	451		164,615
Transco	1002230	FT	284	345		125,925
Transco	1002230	FT	284	707		258,055
Transco	1010431	FT	284	440		160,600
Transco	1010431	FT	284	647		236,155
Transco	1010431	FT	284	492		179,580
Transco	1010431	FT	284	1,009		368,285
Transco	1010445	FT	284	361		131,765
Transco	1010445	FT	284	274		100,010
Transco	1010445	FT	284	807		294,555
Texas Eastern	800217	CDS	284	20,220		7,380,300
Texas Eastern	800217	CDS	284	5,496		2,006,040
Texas Eastern	800217	CDS	284	3,174		1,158,510
Texas Eastern	800217	CDS	284	6,239		2,277,235
Texas Eastern	800217	CDS	284	11,397		4,159,905
Texas Eastern (b)	830029	FT-1	284	20,000		7,300,000
Texas Eastern	800392	FT-1	284	1,348		492,020
Texas Eastern	800392	FT-1	284	366		133,590
Texas Eastern	800392	FT-1	284	212		77,380
Texas Eastern	800392	FT-1	284	416		151,840
Texas Eastern	800392	FT-1	284	760		277,400
Texas Eastern	910333	FT-1	284	5,394		1,968,810
Texas Eastern	910333	FT-1	284	1,466		535,090
Texas Eastern	910333	FT-1	284	847		309,155
Texas Eastern	910333	FT-1	284	1,664		607,360
Texas Eastern	910333	FT-1	284	3,040		1,109,600
Texas Eastern	330837	FTS	7c	1,520		554,800
Texas Eastern	330874	FTS-4	7c	5,000		1,825,000
Texas Gas Transmission	16775	FT	284	11,127		4,061,355
Texas Gas Transmission	16775	FT	284	6,800		2,482,000
Tennessee	959	FT-A	284	1,000		365,000
Tennessee	597	FTG	284	1,067		389,455
Tennessee	597	FTG	284	640		233,600
Tennessee	597	FTG	284	1,341		489,465
Tennessee***	44414		284	2,100		766,500
National Fuel Gas	E00526	EFT	284	11,090		4,047,850
National Fuel Gas	F01642	FT	284	15,805		5,768,825
Columbia Gulf Transmission**	37968	FTS-1		1,671		609,915
Columbia Gas Transmission	37882	FTS	284	12,736		4,648,640
Columbia Gas Transmission	39275	NTS	284	10,000		3,650,000
CNG (Dominion)	200397	FT	284	17,120		6,248,800
CNG (Dominion)	100115	FTNN	284	5,000		2,352,060
CNG (Dominion)	100115	FTNN	284	1,444		2,352,060
Total				335,158

FIRM TRANSPORT ASSOCIATED WITH STORAGE

Transco (Leidy line)	1003832	FT	284	5,175		1,888,875
Transco (Leidy line)	1000653	X-269	7c	500		182,500
Transco (Leidy line)	1044821	FT	284	6,973		2,545,145
Texas Eastern	330167	FTS-4	7c	5,000		1,825,000
Texas Eastern	331501	FTS-5	7c	16,666		6,083,090
Texas Eastern	331720	FTS-7	7c	14,298		5,218,770
Texas Eastern	331013	FTS-8	7c	8,469		3,091,185
Tennessee	603	FTG	284	1,014		370,110
Tennessee***	44410		284	3,000		1,095,000
Tennessee***	44413		284	3,040		1,109,600
Columbia Gas Transmission	38045	SST	284	3,644		996,634
CNG (Dominion)	200394	FT	7c	5,522		2,015,530
CNG (Dominion)	200393	FT	7c	6,973		2,545,145

Total				80,274

STORAGE - Bundled (Market Area)

Transco	1000739	GSS	7c	27,604		1,759,955
Transco	1000741	LSS	7c	8,000		600,000
Transco	1000742	S-2	7c	7,267		653,186
Texas Eastern	400196	SS-1	284	3,646		379,911

Total				46,517

STORAGE (North)

Transco	1044824	SS-1	284	6,973		541,305
Tennessee	8703	FS-MA	284	1,014		100,485
Steuben (units in MCF)			7c	5,556		500,000
Columbia Gas Transmission	38000	FSS	284	3,644		230,168
CNG (Dominion)	300165	GSS	284	10,826		645,244
CNG (Dominion)	300167	GSS-II	284	16,667		1,666,666
CNG (Dominion)	600044	GSS-TE	7c	23,190		2,387,206
CNYOG - Stagecoach	100023	FSS	284	3,040		304,000

Total				70,910

STORAGE (South)

Transco	1013463	ES	284	14,397		144,856
Hattiesburg	5904		to be Assigned	10,000		100,000
Transco	1041432	WSS	284	40,149		3,412,638

Total				64,546

Grand Totals - Assets				597,405

PEAKING

Transco	1000743	LG-A	7c	23,950		98,087
Transco	1032229	LNG	284	15,000		56,864
Transco	1000743	LG-A	7c	23,950		98,087

Total				62,900

FIRM GAS SUPPLY

Cargill (Canadian supply)	103286			10,350		3,777,750
Cogen Tech				17,000		6,205,000

Total				27,350

FIRM GAS SUPPLY w/ Bundled Transportation

Total				---

Grand Total - Others				90,250

	Storages
CONTRACT PARTY	Max w/d	Max inj	Capacity	Days	Receipt	Delivery	Effective	Citygate
	(Dth)	(Dth)	(Dth)	Avail.	Point	Point	Term(1)	Delivery

FIRM TRANSPORT

Transco (Leidy line)
				365	CNG @ Leidy	City Gate	10/31/2007	15,615

					Steuben storage withdrawal	City Gate
Transco (Leidy line)
Transco (Leidy line)				365	National Fuel @ Wharton	City Gate	10/31/2014	15,000
Transco (Leidy line)				365	CNG @ Leidy	City Gate	10/31/2006	17,595
Transco (Leidy line)				365	National Fuel @ Wharton	City Gate	Evergreen	1,090
Transco				365	Natiional Fuel @ Wharton	City Gate	Evergreen	10,000
Transco				365	Station 30	City Gate	10/31/2004	13,218
Transco				365	Station 45	City Gate	10/31/2004	19,439
Transco				365	Station 50	City Gate	10/31/2004	14,774
Transco*				365	Station 65	City Gate	10/31/2004	30,324
Transco				365	Zone 3, Station 62	Zone 3, Stations 54, 65	10/31/2004	-
Transco				90	Station 30	City Gate	7/31/2006	334
Transco				90	Station 45	City Gate	7/31/2006	492
Transco				90	Station 50	City Gate	7/31/2006	374
Transco				90	Station 62	Station 65	7/31/2006	-
Transco				365	Station 30	City Gate	Evergreen	308
Transco				365	Station 45	City Gate	Evergreen	451
Transco				365	Station 50	City Gate	Evergreen	345
Transco				365	Station 65	City Gate	Evergreen	707
Transco				365	Station 30	City Gate	Evergreen	440
Transco				365	Station 45	City Gate	Evergreen	647
Transco				365	Station 50	City Gate	Evergreen	492
Transco				365	Station 65	City Gate	Evergreen	1,009
Transco				365	Station 45	Columbia - Downingtown	Evergreen	-
Transco				365	Station 50	Columbia - Downingtown	Evergreen	-
Texas Eastern				365	Station 65	Columbia - Downingtown	Evergreen	-
Texas Eastern				365	M1	City Gate	10/31/2012	20,220
Texas Eastern				365	STX	M1	10/31/2012	-
Texas Eastern				365	ETX	M1	10/31/2012	-
Texas Eastern				365	WLA	M1	10/31/2012	-
Texas Eastern (b)				365	ELA	M1	10/31/2012	-
Texas Eastern				365	Algonquin backhaul	City Gate	10/31/2005	20,000
Texas Eastern				365	M1	Columbia @ Eagle	Evergreen	-
Texas Eastern				365	STX	M1	Evergreen	-
Texas Eastern				365	ETX	M1	Evergreen	-
Texas Eastern				365	WLA	M1	Evergreen	-
Texas Eastern				365	ELA	M1	Evergreen	-
Texas Eastern				365	M1	City Gate	3/31/2014	5,394
Texas Eastern				365	STX	M1	3/31/2014	-
Texas Eastern				365	ETX	M1	3/31/2014	-
Texas Eastern				365	WLA	M1	3/31/2014	-
Texas Eastern				365	ELA	M1	3/31/2014	-
Texas Eastern				365	Oakford & Cornwell	City Gate	10/31/2009	1,520
Texas Gas Transmission				365	Chambersburg	City Gate	12/1/2009	5,000
Texas Gas Transmission				365	Zone 0	Lebanon - CNG	10/31/2006	-
Tennessee				365	Zone 1	Lebanon - CNG	10/31/2006	-
Tennessee				365	Niagara River (Bi 2 0081)	Natl Fuel - TGP Z-5	4/30/2007	-
Tennessee				365	Sun Plant Dehydration (100 Leg, Sta. 47, Ouachita, LA)	City Gate	4/1/2013	1,067
Tennessee				365	East Cameron Blk 60 (800 Leg, Sta. 834, Franklin, LA)	City Gate	4/1/2013	640
Tennessee***				365	South Pass Block 60 Dehydration (500 Leg, Sta. 542, Noxubee, MS)	City Gate	4/1/2013	1,341
National Fuel Gas				365	Zone 4, East Aurora	Zone 5, Koppel	8/31/2008	-
National Fuel Gas				365	TGP Z-4,5 Tetco-PA	Transco @ Wharton	Evergreen	-
Columbia Gulf Transmission**				365	Niagara	Transco @ Leidy	11/1/2007	-
Columbia Gas Transmission				365	CGT-Rayne	City Gate	10/31/2004	1,671
Columbia Gas Transmission				365	Columbia-Downingtown	City Gate	10/31/2010	12,736
CNG (Dominion)				365	Kenova, TCO-Leach	City Gate	10/31/2010	10,000
CNG (Dominion)				365	Texas Gas - Lebanon, OH	Transco @ Leidy	10/31/2006	-
CNG (Dominion)				365	Oakford (3,521 dth/day) & Cornwell (2,923 dth/day)	Chambersburg	3/31/2005	-
Total				365	Oakford (3,521 dth/day) & Cornwell (2,923 dth/day)	Leidy	3/31/2005	-
							Total	222,243
FIRM TRANSPORT ASSOCIATED WITH STORAGE

Transco (Leidy line)
Transco (Leidy line)				365	Oakford & Cornwell	City Gate	12/14/2009	5,175
Transco (Leidy line)				365	Oakford & Cornwell	City Gate	Evergreen	500
Texas Eastern				365	CNG @ Leidy	City Gate	3/31/2008	6,973
Texas Eastern				365	CNG @ Leidy	City Gate	12/1/2008	5,000
Texas Eastern				365	CNG @ Oakford	City Gate	3/31/2012	16,666
Texas Eastern				365	Leidy & Oakford	City Gate	4/30/2015	14,298
Tennessee				365	Leidy & Oakford	City Gate	3/31/2006	8,469
Tennessee***				365	Northern Storage Withdrawal 300 Leg, Zone 4 (Potter, PA)	City Gate	4/1/2013	1,014
Tennessee***				365	Zone 4, Station 319	Zone 5, White Plains, NY	8/31/2008	-
Columbia Gas Transmission				365	@ Storage	Zone 4, Station 319	8/31/2008	-
CNG (Dominion)				365	Columbia FSS	City Gate	10/31/2004	3,644
CNG (Dominion)				365	National Fuel @ Leidy	Transco @ Leidy	3/31/2011	-
				365	Transco @ Leidy	Transco @ Leidy	month-to-month	-
Total
							Total	61,739
STORAGE - Bundled (Market Area)

Transco
Transco	27,604	9,778	1,759,955	64	@ Storage	City Gate	3/31/2013	27,604
Transco	8,000	3,333	600,000	75	@ Storage	City Gate	Evergreen	8,000
Texas Eastern	7,267	5,443	653,186	90	@ Storage	City Gate	Evergreen	7,267
	3,646	1,953	379,911	104	@ Storage	City Gate	4/30/2012	3,646
Total
			3,393,052				Total	46,517
STORAGE (North)

Transco
Tennessee	6,973	3,007	541,305	78	@ Storage	CNG/Transco @ Leidy	3/31/2008	-
Steuben (units in MCF)	1,014	670	100,485	99	@ Storage	300 Leg, Zone 4 (Potter, PA)	3/31/2013	-
Columbia Gas Transmission	5,750	3,696	517,000	90	@ Storage	CNG @ Leidy	3/31/2011	-
CNG (Dominion)	3,644	1,841	230,168	63	@ Storage	Columbia SST	10/31/2004	-
CNG (Dominion)	10,826	3,585	645,244	60	@ Storage	Transco @ Leidy	3/31/2008	-
CNG (Dominion)	16,667	9,259	1,666,666	100	@ Storage	Tetco @ Oakford	3/31/2012	-
CNYOG - Stagecoach	23,190	13,262	2,387,206	103	@ Storage	Leidy, Oakford, Chambersburg, Crayne	3/31/2006	-
	3,040	1,520	304,000	100	@ Storage	Station 319	8/31/2008	-
Total
			6,392,074				Total	-
STORAGE (South)

Transco
Hattiesburg	14,397	959	144,856	10	@ Storage	Covington Cty - Miss.	10/31/2013	-
Transco	10,000	5,000	100,000	10	@ Storage	Transco @ Covington	7/31/2005	-
	40,149	18,859	3,412,638	365	@ Storage	Zone 3, Station 54	1/31/2012	-
Total
			3,657,494				TOTAL	-

Grand Totals - Assets
			13,442,620					330,499

PEAKING

Transco
Transco				4	Transco Zone 6	City Gate	month-to-month	23,950
Transco				3	Transco Zone 6	City Gate	month-to-month	15,000
				4	Transco Zone 6	City Gate	month-to-month	23,950
Total
							TOTAL	62,900
FIRM GAS SUPPLY

Cargill (Canadian supply)
Cogen Tech						Niagra - National Fuel	10/30/2007	-
						TGT Production Area		-

Total
								-
FIRM GAS SUPPLY w/ Bundled Transportation

Total
								-
Grand Total - Others
								62,900

Notes:
* Notice of termination given
** Contract permanently released
*** Assigned capacity
(1) all capacities will be renewed for 4-1-04 to 3-31-05 period
(a) A single FT capacity contract used for both storage withdrawal and flowing supply.
(b) Backhaul capacity on Texas Eastern with a new gate station connection.

Exhibit A

Assigned and Agency Contracts Schedule

NUI UTILITIES Inc.

City Gas Company of Florida

Supply and Capacity Assets

				Deliverability			Storages
	Contract		Assigned (284g) or Agency (7c)	Daily	Seasonal	Annual	Max w/d	Max inj	Capacity
CONTRACT PARTY	Number	Rate	Status	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)

FIRM GAS SUPPLY

FIRM TRANSPORT
Florida Gas Transmission	5034	FTS-1	284g			11,652,931
				43,685	6,596,435
				23,201	696,030
				23,185	3,547,305
				26,231	813,161

Florida Gas Transmission	3608	FTS-2	284g			1,464,290
				2,570	465,170
				5,430	999,120

Florida Gas Transmission	5364	FTS-2	284g			2,947,435
				12,655	2,290,555
				3,570	656,880

Notes:
(1) all capacities will be renewed for 4-1-04 to 3-31-05 period
CONTRACT PARTY	Days Available	Effective Term (1)	Receipt Point	Delivery Point	Comments

FIRM GAS SUPPLY

Florida Gas Transmission	365	7/31/2005	various - see "FGT FTS-1 5034" tab
	151				November - March
	30				April
	153				May - September
	31				October

Florida Gas Transmission	365	2/28/2015	various - see "FGT FTS-2 3608" tab
	181				November - April
	184				May - October

Florida Gas Transmission	365	2/28/2015	various - see "FGT FTS-2 5364" tab
	181				November - April
	184				May - October

Exhibit A

Assigned and Agency Contracts Schedule

NUI UTILITIES Inc.

Elkton Gas

Supply and Capacity Assets

				Deliverability			Storages
	Contract		Assigned (284g) or Agency (7c)	Daily	Seasonal	Annual	Max w/d	Max inj	Capacity
CONTRACT PARTY	Number	Rate	Status	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)	(Dth)

FIRM GAS SUPPLY

FIRM TRANSPORT
Transco	1021359	FT	284g	2,635		961,775
Transco	1021368	FT	284g	52	4,680
Columbia	57828	FT	284g	86		31,390

Eastern Shore	010003	FT	284g			966,455
				2,635	724,625
				2,687	241,830

Eastern Shore	010011	FT	284g	86		31,390
Eastern Shore	010013	FT	284g	679		247,835
Eastern Shore	010032	FT	284g	750		273,750
Eastern Shore	010041	FT	284g	3,000		1,095,000

FIRM TRANSPORT ASSOCIATED WITH STORAGE
Eastern Shore	020003	ST	284g	622	112,582
Eastern Shore	010012	FT	284g	217	19,530
Eastern Shore	020005	ST	284g			140,605
				481	87,061
				291	53,544

STORAGE - Market Area
Eastern Shore	080002	CFSS	284g	481		25,381	481	188	25,381
Eastern Shore	050003	GSS	7c	512		25,339	512	141	25,339
Eastern Shore	060003	LSS	7c	111		5,500	111	31	5,500

PEAKING
Eastern Shore	070003	LG-A	7c	217		1,361	217	490	1,361

Notes:
(1) all capacities will be renewed for 4-1-04 to 3-31-05 period

Contract Party	Days Available	Effective Term (1)	Receipt Point	Delivery Point	Comments

FIRM GAS SUPPLY

FIRM TRANSPORT

Transco	365	3/31/2005	Zone 1-2 - TX, LA	Transco Z6 - Parkesburg #6570, Hockessin	Feeds FT 010003
Transco	90	7/31/2006	Zone 1-2 - TX, LA	Transco Z6 - Parkesburg #6570, Hockessin	Feeds FT 010003 (Dec-Feb only)
Columbia	365	10/31/2004	Op Area 3, TCO Leach 801	TCO - Daleville MLI 88	Feeds FT 010011

Eastern Shore	365	10/31/2005	Transco Z6 - Parkesburg #6570	City Gate (ESN003)
	275				March - November
	90				December - February

Eastern Shore	365	8/31/2008	TCO - Daleville MLI 88	City Gate (ESN003)
Eastern Shore	365	10/31/2007	Transco Z6 - Parkesburg #6570	City Gate (ESN003)
Eastern Shore	365	10/31/2008	Transco Z6 - Parkesburg #6570	City Gate (ESN003)
Eastern Shore	365	10/31/2010	Transco Z6 - Parkesburg #6570	City Gate (ESN003)

FIRM TRANSPORT ASSOCIATED WITH STORAGE

Eastern Shore	181	3/31/2013	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	November - April
Eastern Shore	90	10/31/2006	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	December - February
Eastern Shore	365	10/31/2004	TCO - Daleville MLI 88	City Gate (ESN003)
	181				November - April
	184				May - October

Eastern Shore	53	10/31/2004	TCO - Daleville MLI 88	City Gate (ESN003)	Delivers on ST 020005
Eastern Shore	50	3/31/2013	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	Delivers on ST 020003
Eastern Shore	50	4/1/2013	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	Delivers on FT 020003

Eastern Shore	6	10/31/2006	Transco Z6 - Parkesburg #6570	City Gate (ESN003)	Delivers on FT 010012

Exhibit A

Assigned and Agency Contracts Schedule

Firm Gas Transportation Service Agreement #5034 (FTS-1)

Between

Florida Gas Transmission Company

and

NUI Utilities Inc.

Dated 11/1/1993

			Maximum Daily Quantity
Point(s) of Receipt			(MMBtu)*

				Nov-		May-
Point Description	Point	DRN	Oct	Mar	Apr	Sept

PRODUCTION ZONE 1:

CS #7 EUNICE	25306	6489	0	0	0	0
MOPS-REFUGIO FGT	611	25809	5,510	10,391	4,143	4,135
NGPL-JEFFERSON FGT	10240	23703	0	0	0	1,069
SABINE PASS PLANT (Johnson's Bayou)	282	23422	6,333	9,334	6,333	5,265
Zone 1 Total			11,843	19,725	10,476	10,469

PRODUCTION ZONE 2:

COLUMBIA GULF-LAFAYETTE FGT	62410	179851	2,742	4,322	2,326	1,875
CS #8 ZACHARY	25412	7995	0	0	0	0
KOCH-ST. LANDRY FGT	10102	10034	0	0	0	0
SABINE-KAPLAN FGT	23062	10881	2,742	4,322	2,327	1,875
TETCO-ATCHAFALAYA FGT	10147	10030	1,995	3,809	1,961	2,859
TRUNKLINE-VERMILLION FGT	25405	50031	0	0	0	0
Zone 2 Total			7,479	12,453	6,614	6,609

PRODUCTION ZONE 3:

CARNES TENNESSEE FGT (REC)	10258	12740	0	0	0	0
CS #11 MOUNT VERNON	25309	716	0	0	0	0
KOCH-ST. HELENA FGT	10109	9906	0	0	0	0
SNG-FRANKLINTON FGT BI-DIR (REC)	10095	11224	0	0	0	0
TRANSCO/CITRONELLE FGT CAPACITY	62132	157553	4,340	5,348	3,696	2,865
TRANSCO-ST. HELENA FGT	10114	9903	2,569	6,159	2,415	3,242
Zone 3 Total			6,909	11,507	6,111	6,107

Total MDQ:			26,231	43,685	23,201	23,185

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's
F.E.R.C. Gas Tariff, General Terms and Conditions.

Exhibit A

Assigned and Agency Contracts Schedule

Firm Gas Transportation Service Agreement #3608 (FTS-2)

Between

Florida Gas Transmission Company

and

NUI Utilities Inc.

Dated 12/12/1991

			Maximum Daily Quantity
Point(s) of Receipt			(MMBtu)*

				Nov-		May-
Point Description	Point	DRN	Oct	Mar	Apr	Sept

PRODUCTION ZONE 1:

CS #7 EUNICE	25306	6489	0	0	0	0
HPL-MAGNET WITHERS FGT	8576	24662	1,562	420	420	1,562
Zone 1 Total			1,562	420	420	1,562

PRODUCTION ZONE 2:

CS #8 ZACHARY	25412	7995	0	0	0	0
KOCH-ST. LANDRY FGT	10102	10034	0	0	0	0
TETCO-ATCHAFALAYA FGT	10147	10030	0	0	0	0
Zone 2 Total			0	0	0	0

PRODUCTION ZONE 3:

CS #11 MOUNT VERNON	25309	716	0	0	0	0
DESTIN PIPELINE/FGT	71298	241390	0	929	929	0
EXXON-ST. REGIS / FGT	10141	38221	0	0	0	0
KOCH SHADYSIDE	930300	10370	0	0	0	0
TENN PATTERSON	932500	10367	0	0	0	0
TRANSCO FROST	946400	9191	0	0	0	0
TRANSCO-ST. HELENA FGT	10114	9903	3,868	1,221	1,221	3,868
Zone 3 Total			3,868	2,150	2,150	3,868

Total MDQ:			5,430	2,570	2,570	5,430

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's
F.E.R.C. Gas Tariff, General Terms and Conditions.

Exhibit A

Assigned and Agency Contracts Schedule

Firm Gas Transportation Service Agreement #5364 (FTS-2)

Between

Florida Gas Transmission Company

and

NUI Utilities Inc.

Dated 8/12/1993

			Maximum Daily Quantity
Point(s) of Receipt			(MMBtu)*

				Nov-		May-
Point Description	Point	DRN	Oct	Mar	Apr	Sept

PRODUCTION ZONE 1:

CS #7 EUNICE	25306	6489	0	0	0	0
NGPL-JEFFERSON FGT	10240	23703	1,067	3,782	3,782	1,067
Zone 1 Total			1,067	3,782	3,782	1,067

PRODUCTION ZONE 2:

CS #8 ZACHARY	25412	7995	0	0	0	0
KOCH-ST. LANDRY FGT	10102	10034	0	0	0	0
TETCO-ATCHAFALAYA FGT	10147	10030	0	0	0	0
Zone 2 Total			0	0	0	0

PRODUCTION ZONE 3:

CS #11 MOUNT VERNON	25309	716	0	0	0	0
DESTIN PIPELINE/FGT	71298	241390	1,038	3,679	3,679	1,038
KOCH SHADYSIDE	930300	10370	0	0	0	0
TENN PATTERSON	932500	10367	0	0	0	0
TRANSCO/CITRONELLE FGT CAPACITY	62132	157553	1,465	5,194	5,194	1,465
TRANSCO FROST	946400	9191	0	0	0	0
Zone 3 Total			2,503	8,873	8,873	2,503

Total MDQ:			3,570	12,655	12,655	3,570

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's
F.E.R.C. Gas Tariff, General Terms and Conditions.

Exhibit B

Monthly Compensation Schedule

Delivery Month	Compensation Amount

Apr-04	[*]
May-04	[*]
Jun-04	[*]
Jul-04	[*]
Aug-04	[*]
Sep-04	[*]
Oct-04	[*]
Nov-04	[*]
Dec-04	[*]
Jan-05	[*]
Feb-05	[*]
Mar-05	[*]

_________

[*]  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

GAS SUPPLY AGREEMENT

(Filed as Exhibit 10(lxiv) to NUI's Form 10-K for Fiscal Year ended September 30, 2003)